UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 9, 2006

VYYO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30189	94-3241270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6625 The Corners Parkway, Suite 100, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code  (678) 282-8000

6625 The Corners Parkway, Suite 210

Norcross, Georgia 30092

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2006, the Board of Directors (the “Board”) of Vyyo Inc. (the “Registrant”) increased the authorized number of directors from eight to nine directors and, upon recommendation of the Registrant’s Nominating Committee, elected Margaret A. Bellville to fill the newly-created vacancy on the Board.  Ms. Bellville is a Class II director whose term will expire upon the election and qualification of directors at the annual meeting of the Registrant’s stockholders to be held in 2008.

On November 9, 2006, in accordance with the Board compensation provisions with respect to new directors, Ms. Bellville was granted options to purchase 25,000 shares of the Registrant’s Common Stock pursuant to the Registrant’s Third Amended and Restated 2000 Employee and Consultant Equity Incentive Plan (the “Plan”), at $3.35, the closing price of the Registrant’s Common Stock on the date of grant.  The options have a 10-year term and vest over a four-year period.  Ms. Bellville also will be entitled to receive other option grants for her service on the Board as described in the Registrant’s proxy statement relating to the annual meting of stockholders held in May 2006.

On November 13, 2006, the Registrant and Ms. Bellville entered into a consulting agreement pursuant to which the Registrant will pay Ms. Bellville $2,000 per month in exchange for providing certain services to the Registrant.  A copy of the consulting agreement is attached hereto as Exhibit 10.1.

On October 18, 2006, prior to Ms. Bellville’s election to the Board, the Registrant entered into an agreement with CarterBaldwin Executive Search Services (“CarterBaldwin”), whereby CarterBaldwin will assist in identifying and selecting candidates for certain executive positions at the Registrant.  Ms. Bellville is a partner at CarterBaldwin.  CarterBaldwin’s fee for such services is a customary percentage of the annual total cash compensation (excluding any equity compensation) for each individual successfully placed with the Registrant (the “Search Fee”).  The Registrant also will pay CarterBaldwin its actual expenses reasonably incurred in connection with its search activities plus indirect support costs.  The agreement with CarterBaldwin contains other provisions normally included in an executive search agreement negotiated on an arms’ length basis.  It is not possible at this time to determine the aggregate amount that the Registrant will pay CarterBaldwin under this agreement as the fee is largely dependent on the successful placement of one or more candidates with the Registrant.

A copy of the press release announcing Ms. Bellville’s appointment is attached hereto as Exhibit 99.1.

Item 9.01.   (d)   Exhibits.

Exhibit Number	Description of Exhibit

10.1	Consulting Agreement with Margaret A. Bellville dated November 13, 2006.
99.1	Press Release of Vyyo Inc. dated November 9, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYYO INC.

Date: November 16, 2006	By:	/s/ Arik Levi
Arik Levi
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Consulting Agreement of Margaret A. Bellville dated November 13, 2006.
99.1	Press Release of Vyyo Inc. dated November 9, 2006.